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                                                                    Exhibit 4.89

  FIRST AMENDMENT TO PROCUREMENT AND INSTALLATION AGREEMENT OF MSOAN ACEH AREA
    DIVRE I SUMATERA NO. K.TEL.433/HK.820/ITS-00/2006 DATED 29 DECEMBER 2006

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The Parties:           1.   TELKOM; and

                       2.   PT NEC Indonesia ("NEC").

Preceding Agreement:   Main Agreement No. K.TEL 189/HK.810/TCC-00/2006 dated 16
                       August 2006.

Scope of agreement:    NEC agrees to procure and install the MSOAN Aceh Area
                       Divre I Sumatera.

Performance Bond:      In 14 days since 28 December 2006, DKU must submit bank
                       guarantee or Surety Bond issued by Insurance Company chosen by TELKOM.
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